UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

EQT CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

On June 11, 2019, the following communication was made available by EQT Corporation (the “Company”) on Twitter:

EQTCorp @EQTCorp • 12s Tune into @MadMoneyOnCNBC tonight for an interview wtih @EQTCorp CEO, Rob McNally. For important information about EQT's and other participant's soilcitation of proxies for EQT's 2019 Annual Meeting. see: ir.eqt.com/Disclosures. Mad Money On CNBC @MadMoneyOnCNBC Does @EQTCorp have enough energy to continue its course? @JimCramer is looking into its pipeline with the CEO tonight to determine its potentialfor your portfolio!

On June 11, 2019, the following communication was made available by the Company on Facebook:

1ft. EQT Corporation shared a photo. \Y Published by Eqt Corp 1·.-.1·Just now· 0 Tune into Mad Money tonight for an interview with EOT Corporation CEO,Rob McNally. Important Information EQT Corporation (the "Company"} filed a definitive proxy statement and associated GOLD universalproxy card with the Securitei s and Exchange Commiss on {the "SEC•) on May 22, 2019 in connection with the so icitation of proxies for the Company"s 2019 AnnualMeeting of Shareholders (the "2019 Annual Meetni g'").Detais concerning the nomjnees for election to the Company's Board of Directors at the 2019 AnnualMeeting areincluded in the definitive proxy saf ement. BEFORE MAKING ANY VOTING DECISION,INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC,INCLUDING THE COMPANY'S DEFINTI IVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO.IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.Investors and shareholders can obtain a copy of the relevant documents filed by the Company with the SEC, includ ng the definitive proxy statement, free of charge by visiting the SEC's website. www.sec.gov.Investors and sharehoJders can a so obtain,without charge, a copy of the definitive proxy statement,when avaiab e, and other relevant fited documents by directing a request to Blake Mcelan, Senior Vice President,Investor Relations and Strategy of EQT Corporation, at BMcLean@eqt.com, by c-alling the Company's proxy solicitor. nnisfree M&A Incorporated, toll-free. at 877-687-1866, or from the Company's website at https:llir.eqt.com/sec-filings. Mad Money 1hr·0 ·'like P<l.ge Does @EOTCocp ha'o'e enoughenergy to continue i:ts course? @JimCramer is looking into its pcpeline with the CEO tonight to detennine its potentialfor your portfolio!

On June 11, 2019, the following communication was made available by the Company on LinkedIn: